UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	June 5, 2019

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) An advisory vote on executive compensation;

3) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2020; and

4) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on April 8, 2019.

MEETING ADMISSION:	You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the close of business on April 8, 2019. Photo identification and proof of ownership on the record date is required for admittance. Proof of ownership can be a brokerage or account statement indicating ownership on April 8, 2019, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee.

By Order of the Board of Directors

David King Secretary April 19, 2019

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

i

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2019 Annual Meeting of Stockholders, to be held on Wednesday, June 5, 2019 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109.

Our Annual Report to Stockholders for the fiscal year ended February 3, 2019, or fiscal 2018, including our financial statements for fiscal 2018, is also included with this Proxy Statement and posted on our website at ir.williams-sonomainc.com/financial-reports-page. The Annual Report, Notice of Internet Availability of Proxy Materials, and the Proxy Statement were first made available to stockholders and posted on our website on or about April 19, 2019.

What is the purpose of the Annual Meeting?

Stockholders	will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	An advisory vote to approve executive compensation;

3)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2020; and

4)

Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record at the close of business on April 8, 2019, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 78,508,602 shares of our common stock outstanding and entitled to vote, and there were 320 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, EQ Shareowner Services, then you may vote your shares:

•	on the Internet at www.proxypush.com/wsm; or

•	by calling EQ Shareowner Services from within the United States at 866-883-3382.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Time on Tuesday, June 4, 2019.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the voting instruction card provided by your brokerage firm or bank.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2020.

May I attend the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2019, the record date, are entitled to attend the Annual Meeting. Stockholders planning to attend the Annual Meeting must present photo identification and proof of ownership on the record date in order to be admitted. Proof of ownership can be a brokerage or account statement indicating ownership on April 8, 2019, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

What are the directions to attend the Annual Meeting?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the nine director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her conditional resignation to our Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations and Corporate Governance Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations and Corporate Governance Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2 and 3?

Proposals 2 and 3 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

The outcome of Proposal 2, the advisory vote on the approval of the compensation of our Named Executive Officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date;

•	voting by telephone or on the Internet at a later date; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, EQ Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $7,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that Adrian Bellamy, Scott Dahnke, Robert Lord, Anne Mulcahy, Grace Puma, Christiana Smith Shi, Sabrina Simmons, and Frits van Paasschen meet the independence requirements of our “Policy Regarding Director Independence Determinations,” which is part of our Corporate Governance Guidelines. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that each of these nominees is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, each member of our Board committees satisfies the independence requirements of the NYSE and SEC, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors, including consideration of our purchases of hardware, software and services from IBM in assessing Mr. Lord’s independence.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Bellamy, an independent director, has served as our Chairman of the Board since May 2010. Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director. As Mr. Bellamy is an independent director, we have not appointed a separate Lead Independent Director.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, and presides over Board meetings.

Board Meetings and Executive Sessions

During fiscal 2018, our Board held a total of six meetings. Each director who was a member of our Board during fiscal 2018 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served as a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2018, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Attendance of Directors at Annual Meeting of Stockholders

It is our policy that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All of our directors who were nominated for election at our 2018 Annual Meeting attended the meeting.

Board Committees

Our Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominations and Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. The committee charters are each available on the company’s website at ir.williams-sonomainc.com/governance and are also available in print to any stockholder upon request.

The following table sets forth the members of each committee as of April 8, 2019, the functions of each committee, and the number of meetings held during fiscal 2018.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2018
Audit and Finance: Sabrina Simmons, Chair Robert Lord Grace Puma Christiana Smith Shi

•  Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

•  Prepares the report that the SEC rules require to be included in our annual proxy statement;

•  Reviews and recommends policies related to dividend, stock repurchase and foreign currency programs; and

•  Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

		10

Compensation: Adrian Bellamy, Chair Anthony Greener Frits van Paasschen

•  Reviews and determines our executive officers’  compensation;

•  Reviews and determines our general compensation goals and guidelines for our employees;

•  Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans;

•  Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement;

•  Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and

•  Appoints, sets the compensation of, and determines independence of any compensation consultant or other advisor retained.

		6

Nominations and Corporate Governance: Christiana Smith Shi, Chair Adrian Bellamy Anthony Greener	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers stockholders’ director nominations and proposals; • Reviews and determines our compensation policy for our non-employee directors; • Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation; and • Oversees the evaluation of our Board and our senior management team.	6

Audit and Finance Committee

The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Simmons is an “audit committee financial expert” under the SEC rules. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under the NYSE rules, as currently in effect, is an “outside director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code and is a “non-employee director” under Section 16(b) of the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

Mr. Bellamy, Rose Marie Bravo, Mr. Greener, Jerry Stritzke and Mr. van Paasschen served as members of the Compensation Committee during fiscal 2018. No member of this committee was at any time during fiscal 2018 or at any other time an officer or employee of the company, or had any relationship with the company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Nominations and Corporate Governance Committee

The Board has determined that each member of the Nominations and Corporate Governance Committee is independent under the NYSE rules currently in effect. Each member of the Nominations and Corporate Governance Committee is a non-employee director.

During fiscal 2018, in furtherance of the Nominations and Corporate Governance Committee’s functions, the Committee took the following actions, among other things:

•	Evaluated the composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Evaluated the composition of the committees of the Board;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2018 Proxy Statement; and

•	Managed the annual Board self-assessment process.

Director Nominations

The Nomination and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board for selection, as director nominees are as follows:

•	The Nominations and Corporate Governance Committee periodically reviews the current composition and size of the Board;

•

The Nominations and Corporate Governance Committee manages the annual self-assessment of the Board as a whole and considers the performance and qualifications of individual members of the Board when recommending individuals for election or re-election to the Board;

•

The Nominations and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if it deems appropriate, a search firm. Such review may, in the Nominations and Corporate Governance Committee’s discretion, include a review solely of information provided to it or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominations and Corporate Governance Committee deems appropriate;

•

In evaluating the qualifications of candidates for the Board, the Nominations and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, and other commitments. The Nominations and Corporate Governance Committee values diversity, but does not assign any particular weight or priority to any particular factor. The Nominations and Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominations and Corporate Governance Committee has not established specific minimum qualifications for director candidates, it believes that candidates and nominees must be suitable for a Board that is composed of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, the Nominations and Corporate Governance Committee has the sole authority to retain and terminate any third-party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, the Nominations and Corporate Governance Committee recommends to the Board the slate of director nominees; and

•

The Nominations and Corporate Governance Committee endeavors to notify, or cause to be notified, all director candidates of the decision as to whether to nominate individuals for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Stockholder Recommendations

The Nominations and Corporate Governance Committee will consider recommendations from stockholders regarding possible director candidates for election at next year’s Annual Meeting. Pursuant to our Stockholder Recommendations Policy, the Nominations and Corporate Governance Committee considers recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section on page 61.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. Ms. Mulcahy was initially recommended for appointment to the Board in

2018 by the company’s human resources department, which led the search for qualified director candidates. Mr. Dahnke was initially recommended for appointment to the Board in 2019 by Ms. Alber. The Board did not receive any director nominee recommendation from any stockholder in connection with this Proxy Statement.

Risk Oversight

Board Oversight of Risk

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. The Board is also responsible for oversight of the company’s cybersecurity risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Evaluation of Risks Relating to Compensation Programs

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2018, the Compensation Committee retained an independent consultant, F.W. Cook, to identify and assess the risks inherent in the company’s compensation programs and policies. Accordingly, F.W. Cook evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, F.W. Cook reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, F.W. Cook concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Director Compensation

Highlights

•	Emphasis on equity in the overall compensation mix to support alignment with our stockholders.

•	Full-value equity grants under a fixed-value annual grant policy with vesting for retention purposes.

•	No performance-based equity awards.

•	A robust stock ownership guideline to support stockholder alignment.

•	A stockholder-approved annual limit on total director compensation.

•	No retirement benefits and limited perquisites.

•	Recent changes:

○	In fiscal 2018, our Board eliminated per-meeting fees for committee meeting attendance and shifted to a retainer-only compensation program in accordance with the compensation practices of our peers.

○	Effective as of the start of fiscal 2019, our Board reduced the additional annual cash and equity compensation of our Chair of the Board by 50% to align his compensation with market practice.

Director Compensation Program

Overview

Our non-employee directors receive cash compensation and equity grants for their service on our Board, with additional cash and equity compensation provided to the Chair of the Board and the Chair of each Board committee. Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Nominations and Corporate Governance Committee. In making such recommendations, the Nominations and Corporate Governance Committee takes into consideration the duties and responsibilities of our non-employee directors, the director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. The Nominations and Corporate Governance Committee periodically reviews the total compensation of our non-employee directors and each element of our director compensation program. At the direction of the Nominations and Corporate Governance Committee, the Compensation Committee’s independent compensation consultant analyzes the competitive position of the company’s director compensation program against the peer group used for executive compensation purposes.

Fiscal 2018 Compensation Changes

From January 29, 2018, the first day of fiscal 2018, until our 2018 Annual Meeting of Stockholders on May 30, 2018, our non-employee directors received cash compensation in the amount of $2,000 for each committee meeting they attended for committees of which they were a member. Effective as of our 2018 Annual Meeting, our Board eliminated this per-committee meeting attendance fee and increased cash compensation and the value of the equity grant paid to non-employee directors. The Board believed that this change in structure would provide our non-employee directors with a comparable level of compensation while more closely aligning our non-employee director compensation with that of our peers, which would allow us to continue to attract and retain top director candidates to serve on our Board.

Fiscal 2019 Board Chair Compensation Changes

The compensation program for our Chair of the Board reflects the value he provides to the company as a senior advisor with a wealth of retail and consumer product experience and great depth of knowledge about our business. Following the recommendation of the Nominations and Corporate Governance Committee and the Compensation Committee’s compensation consultant, in March 2019 the Board determined to reduce the additional annual cash and equity compensation paid to our Chair of the Board, effective as of the start of fiscal 2019, by 50% from fiscal 2018 compensation amounts, resulting in a reduction from $200,000 to $100,000 for each of the cash and equity components. This compensation reduction was made to align the Chair’s compensation with market practice.

Director Stock Ownership Policy

The Board has approved a stock ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. If a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock. A director’s unvested restricted stock units will not count toward satisfying the ownership requirements. As of April 8, 2019, all of our directors have satisfied the ownership requirements or have been on the Board for less than five years.

Stockholder Approved Compensation Limit

In May 2018, our stockholders approved the amendment and restatement of our 2001 Long-Term Incentive Plan to amend the maximum annual limit on non-employee director compensation to cover both cash fees and equity awards to non-employee directors and provide that stock awards granted during a single fiscal year under the plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director.

Fiscal 2018 and Fiscal 2019 Non-Employee Director Compensation

The following table sets forth non-employee director compensation amounts for fiscal 2018 and fiscal 2019.

	Fiscal 2018 Prior to Annual Meeting	Fiscal 2018 Effective as of Annual Meeting	Fiscal 2019
Per-Committee Meeting Attendance Fee	$2,000 per meeting	—	—
Annual Cash Compensation for Board Service(1)(2)	$66,000	$80,000	$80,000
Annual Equity Grant for Board Service(2)(3)(4)	$154,000	$165,000	$165,000
Annual Cash Compensation to Chair of the Board(1)	$200,000	$200,000	$100,000
Annual Equity Grant to Chair of the Board(3)	$200,000	$200,000	$100,000
Annual Cash Compensation to Chair of the Audit and Finance Committee(1)	$25,500	$25,500	$25,500
Annual Equity Grant to Chair of the Audit and Finance Committee(3)	$25,500	$25,500	$25,500
Annual Cash Compensation to Chair of the Compensation Committee(1)	$12,500	$12,500	$12,500
Annual Equity Grant to Chair of the Compensation Committee(3)	$12,500	$12,500	$12,500
Annual Cash Compensation to Chair of the Nominations and Corporate Governance Committee(1)	$8,250	$8,250	$8,250
Annual Equity Grant to Chair of the Nominations and Corporate Governance Committee(3)	$8,250	$8,250	$8,250

(1)	The annual cash compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	Any cash compensation or equity grant otherwise payable to Scott Dahnke shall instead be paid directly to or transferred from Mr. Dahnke to a non-investment fund affiliate of his employer.

(3)

The annual equity grant is awarded on the date of the Annual Meeting. Equity grants are made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting, subject to continued service through the vesting date. The number of restricted stock units granted is determined by dividing the total monetary value of each award, as set forth in the table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also receive dividend equivalent payments with respect to outstanding restricted stock unit awards.

(4)

Directors who are appointed to the Board after the company’s last Annual Meeting receive an equity grant on the appointment date on a prorated basis based on the number of days that the director is scheduled to serve between the appointment date to the Board and the date one year from the prior year’s Annual Meeting.

In addition to the compensation described above, non-employee directors received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses received discounts on our merchandise.

Non-Employee Director Summary Compensation Table

The following table shows the compensation provided to non-employee directors who provided services during fiscal 2018.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)(3)	Total ($)
Adrian Bellamy	$299,846	$377,499	(4)	$53,062	$730,407
Rose Marie Bravo	$28,159	—		$69	$28,228
Anthony Greener	$87,346	$164,951	(5)	$110	$252,407
Robert Lord	$81,346	$164,951	(5)	$4,609	$250,906
Anne Mulcahy	$20,659	$97,589	(6)	$226	$118,474
Grace Puma	$83,346	$164,951	(5)	$832	$249,129
Christiana Smith Shi	$97,596	$173,212	(7)	$2,698	$273,506
Sabrina Simmons	$108,846	$190,446	(8)	$565	$299,857
Jerry Stritzke	$81,346	$164,951	(5)	$1,438	$247,735
Frits van Paasschen	$79,346	$164,951	(5)	$1,711	$246,008

(1)

Represents the grant date fair value of the restricted stock unit awards granted in fiscal 2018 as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our common stock on the trading day prior to the grant date by the number of restricted stock units granted. As of February 3, 2019, the non-employee directors held the following numbers of unvested restricted stock units: Adrian Bellamy: 6,900; Anthony Greener: 3,015; Robert Lord: 3,015; Anne Mulcahy: 1,716; Grace Puma: 3,015; Christiana Smith Shi: 3,166; Sabrina Simmons: 3,481; Jerry Stritzke: 3,015; and Frits van Paasschen: 3,015.

(2)	Represents the taxable value of discount on merchandise.

(3)	Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(4)

Represents the grant date fair value associated with a restricted stock unit award of 6,900 shares of common stock made on May 30, 2018, with a fair value as of the grant date of $54.71 per share for an aggregate grant date fair value of $377,499.

(5)

Represents the grant date fair value associated with a restricted stock unit award of 3,015 shares of common stock made on May 30, 2018, with a fair value as of the grant date of $54.71 per share for an aggregate grant date fair value of $164,951.

(6)

Represents the grant date fair value associated with a restricted stock unit award of 1,716 shares of common stock made on October 26, 2018, with a fair value as of the grant date of $56.87 per share for an aggregate grant date fair value of $97,589.

(7)

Represents the grant date fair value associated with a restricted stock unit award of 3,166 shares of common stock made on May 30, 2018, with a fair value as of the grant date of $54.71 per share for an aggregate grant date fair value of $173,212.

(8)

Represents the grant date fair value associated with a restricted stock unit award of 3,481 shares of common stock made on May 30, 2018, with a fair value as of the grant date of $54.71 per share for an aggregate grant date fair value of $190,446.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at ir.williams-sonomainc.com/governance. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at ir.williams-sonomainc.com/governance.

Communicating with Members of the Board

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of our Nominations and Corporate Governance Committee, our Board has nominated the persons set forth in the tables below. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 8, 2019, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officer:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura Alber Age 50	2010

•  Chief Executive Officer since 2010

•  President since 2006

•  President, Pottery Barn Brands, 2002 – 2006

•  Executive Vice President, Pottery Barn, 2000 – 2002

•  Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

•  Director, Fitbit, Inc. (fitness trackers), since 2016

•  Director, RealD Inc. (3D technologies), 2013 – 2015

•  Extensive retail industry, merchandising and operational experience, including 24 years of experience with the company

•  Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s global expansion

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian Bellamy Age 77	1997

•  Chairman of the Board

•  Chair of the Compensation Committee and member of the Nominations and Corporate Governance Committee

•  Chairman, Total Wine and More (liquor retailer) since 2011

•  Chairman and Director, Action Holding B.V. (non-food discount retailer) since 2013

•  Director, Reckitt Benckiser plc (household, personal, health and food products), 2003 – 2018; Chairman, 2003 – 2017

•  Director, The Gap, Inc. (clothing), 1995 – 2014

•  Chairman and Director, The Body Shop International plc (personal care products), 2002 – 2008

•  Extensive experience as both an executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

•  Broad perspective of the retail industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Scott Dahnke Age 53	2019

•  Global co-CEO since 2016, Managing Partner, 2003 – 2015, L Catterton (private equity)

•  Managing Director, Deutsche Bank Capital Partners (private equity), 2002 – 2003

•  Managing Director, AEA Investors (private equity), 1998 – 2002

•  Chief Executive Officer, infoGROUP Inc. (formerly known as InfoUSA; Nasdaq-listed) (marketing), 1997 – 1998

•  Principal (Partner), McKinsey & Company (management consulting), 1991 – 1997

•  Director, Noodles & Company (restaurant) 2011 – 2019

			• Extensive experience building brand equity in leading consumer brands • Substantial expertise in the global retail and consumer industry

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Robert Lord Age 56	2017

•  Member of the Audit and Finance Committee

•  Senior Vice President: Cognitive Applications, since 2019, Chief Digital Officer, 2016 – 2019, IBM (technology)

•  President of AOL, 2015 – 2016, CEO of AOL Platforms, 2013 – 2015, at Verizon Communications Inc. (telecommunications)

•  Global CEO of Razorfish, 2010 – 2013, CEO of Digital Technology Division, 2013, CEO of “VivaKi Interactive”, 2011 – 2013, at Publicis Groupe (digital marketing)

•  Global CEO of Razorfish, 2009 – 2010, at Microsoft Corporation (digital marketing)

•  Executive Vice President, SBI-Razorfish Inc., 2003 – 2004 (digital marketing)

•  Chief Operating Officer, Razorfish Inc., 2002 – 2003 (digital marketing)

•  Author, Converge: Transforming

Business At the Intersection of Marketing and Technology, published 2013

			• Extensive technology and digital marketing expertise, with over 15 years as an executive • Strong understanding of global consumer communications strategy

Anne Mulcahy Age 66	2018

•  Lead Independent Director, Johnson & Johnson (consumer healthcare products) since 2012; director since 2009

•  Director, Graham Holdings Company (education and media) since 2008

•  Director, LPL Financial Holdings Inc. (broker-dealer) since 2013

•  Chief Executive Officer, 2001 – 2009, and Chairman, 2002 – 2010, Xerox Corporation (technology and services); other roles of increasing responsibility, 1976 – 2001

•  Director, Target Corporation (retail), 1997 – 2017

			• Extensive insight into organizational and operational management issues crucial to a large public company • Strong reputation for leadership in business innovation and talent development

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Grace Puma Age 56	2017

•  Member of the Audit and Finance Committee

•  Executive Vice President, Global Operations, since 2017, Senior Vice President & Chief Supply Officer, 2010 – 2015, Senior Vice President & Global Chief Procurement Officer, 2010 – 2015, PepsiCo, Inc. (food and beverage)

•  Senior Vice President & Global Chief Procurement Officer, United Airlines (airline), 2007 – 2010

•  Vice President, Kraft Foods (food), 1999 – 2007

•  Director, Marietta Corporation (personal care amenities), 2010 – 2015

			• Extensive knowledge of global procurement and supply chain operations, with over 20 years as an executive • Strong experience in global team leadership and strategy development

Christiana Smith Shi Age 59	2017

•  Chair of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee

•  Founder and Principal, Lovejoy Advisors, LLC (digital advisory services) since 2016

•  President, Direct-to-Consumer, 2013 – 2016, Vice President, E-Commerce 2012 – 2013, Chief Operating Officer, Global Direct-to-Consumer, 2010 – 2012, Nike Inc. (athletic footwear and apparel)

•  Director and Senior Partner, 2000 – 2010, Principal (Partner), 1994 – 2000, various positions, 1986 – 1994, McKinsey  & Co., Inc. (consulting)

•  Director, Mondelez International, Inc. (snacks) since 2016

•  Director, United Parcel Service, Inc. (logistics) since 2018

•  Director, West Marine, Inc. (boating and fishing supplies), 2011 – 2017

•  Extensive expertise in digital commerce, global retail expansion, retail technology, store operations and supply chain, with over 15 years of experience as an e-commerce executive

•  Strong understanding of global retail and operations

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Sabrina Simmons Age 55	2015

•  Chair of the Audit and Finance Committee

•  Executive Vice President, Chief Financial Officer, The Gap, Inc. (clothing), 2008 – 2017

•  Executive Vice President, Corporate Finance, 2007 – 2008, Senior Vice President, Corporate Finance and Treasurer, 2003 – 2007, Vice President and Treasurer, 2001 – 2003, The Gap, Inc.

•  Director, e.l.f. Cosmetics, Inc. (cosmetics) since 2016

•  Director, Columbia Sportswear Company (outdoor apparel and gear) since 2018

			• Extensive financial and accounting expertise as chief financial officer of a large public company • Extensive experience as an executive in the retail industry, including 16 years at The Gap, Inc.

Frits van Paasschen Age 58	2017

•  Member of the Compensation Committee

•  Member, Advisory Board, Royal DSM N.V. (life and material sciences) since 2017

•  Member, Board of Advisors, CitizenM Hotels (hotels) since 2017

•  Chairman, Convene (workspace and property technology) since 2017

•  Author, The Disruptors’ Feast, published 2017

•  President, Chief Executive Officer, Starwood Hotels and Resorts (hotels), 2007 – 2015

•  President, Chief Executive Officer, Coors Brewing Company (beer), 2005 – 2007

•  GM (President) Europe, Middle East & Africa, 2000 – 2004, GM (President) Americas and Africa, 1998 – 2000, Vice President Strategic Planning, 1997 – 1998, Nike Inc. (athletic footwear and apparel)

•  Chairman, Supervisory Board, Apollo Hotels (hotels) 2016 – 2018

•  Director, Barclays PLC (banking), 2013 – 2016

•  Director, Jones Apparel Group Inc. (clothing), 2004 – 2007

•  Director, Oakley, Inc. (sunglasses and athletic apparel), 2004 – 2007

			• Extensive experience in retail and hospitality, with over 15 years of experience as an executive • Strong understanding of global retail operations and strategy

Required Vote for This Proposal

The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and as required under Section 14A of the Exchange Act. This proposal is commonly known as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. The company’s current policy is to hold a Say on Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2020 Annual Meeting.

Compensation Program and Philosophy

As described in detail under the heading “Executive Compensation,” our executive officer compensation program is constructed to attract, retain and motivate a highly qualified executive team to support our primary objective of creating long-term value for stockholders, while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. A significant portion of individual compensation is directly dependent on the company’s achievement of financial goals, which we believe aligns executive interests with stockholder interests and encourages long-term stockholder returns. Further in alignment with stockholder interests, each of our Named Executive Officers is subject to a stock ownership requirement. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times his or her base salary in shares of common stock.

Fiscal 2018 Compensation Summary

To align our executive compensation packages with our executive compensation philosophy, the following compensation decisions were made by the Compensation Committee for fiscal 2018.

•

Adjustments to Base Salary: The base salary of each of our Chief Executive Officer and certain Named Executive Officers was increased based on their individual performance, an assessment of market data, and each executive’s experience in his or her role.

•

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for fiscal 2018 performance based on a company’s earnings per share goal, the achievement of positive net cash provided by operating activities, business unit performance and the individual performance of our Named Executive Officers.

•

Performance-Based and Time-Based Equity: In fiscal 2018, our Named Executive Officers were granted performance stock units (PSUs) based on performance against four equally-weighted metrics—revenue, earnings, return on invested capital and operating cash flow—and restricted stock units (RSUs) with service vesting. The PSUs are earned based on actual three-year performance against each of the four metrics relative to target, subject to certain pre-established adjustments, and vest on the third anniversary of the grant date. No PSUs are earned for below threshold performance, 50% of target are earned for threshold performance, 100% of target are earned for target performance, and 200% of target are earned for maximum performance and above. The RSUs vest 25% per year over a four-year period beginning on the grant date.

In addition to the above summary, stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2018 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2019 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

This Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This is a proposal asking stockholders to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending February 2, 2020. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending February 2, 2020, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Deloitte Fees and Services

Deloitte has audited our financial statements for the last 39 years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards. The Audit and Finance Committee has reviewed and discussed the fees billed by Deloitte for services in fiscal 2018, as detailed below, and determined that the provision of non-audit services was compatible with Deloitte’s independence.

Deloitte provided the company with the following services:

Audit Fees

Deloitte billed approximately $2,400,000 for fiscal 2018 and $2,392,000 for fiscal 2017 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, and (iv) audit our statutory reports for our global entities.

Audit-Related Fees

During fiscal 2018 and fiscal 2017, Deloitte did not perform any assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

Deloitte billed approximately $103,000 for fiscal 2018 and $55,000 for fiscal 2017, each related to tax consultation services.

All Other Fees

Deloitte billed a total of approximately $2,000 for fiscal 2018 and $11,000 for fiscal 2017 for all other fees. All other fees consisted of sustainability consulting fees and license fees related to the use of Deloitte’s online accounting research tool.

During fiscal 2018 and 2017, Deloitte did not perform any prohibited non-audit services for us.

Pre-Approval Policy

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, whose decisions must be reported to the Audit and Finance Committee at its next meeting. Pre-approval cannot be obtained more than one year before performance begins and can be for general classes of permitted services such as annual audit services or tax consulting services. All fees paid to Deloitte for fiscal 2018 and fiscal 2017 were pre-approved by the Audit and Finance Committee.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If stockholders vote against this proposal, the Audit and Finance Committee will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that it will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 2, 2020.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the company’s financial reporting process on behalf of the Board. In meeting these responsibilities, as described under the heading “Corporate Governance—Board Committees,” we perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements, in accordance with the Audit and Finance Committee charter;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review and recommend policies related to dividend, stock repurchase and foreign currency programs; and

•

Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

In performing these functions, we took the following actions, among other things, related to fiscal 2018:

•

Reviewed and discussed the company’s audited consolidated financial statements for fiscal 2018 and unaudited quarterly condensed consolidated financial statements for fiscal 2018 with management and Deloitte;

•	Reviewed, discussed with management, and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management, and approved all company earnings and guidance press releases;

•	Reviewed and discussed the company’s internal controls over financial reporting with management and Deloitte, including the evaluation framework and subsequent assessment of effectiveness;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management, and management’s responses;

•

Reviewed and discussed with management and the company’s internal audit department the company’s major financial risk exposures, including with regard to legal and regulatory matters, and the company’s risk assessment and risk management policies;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by Public Company Accounting Oversight Board, or PCAOB, requirements.

During fiscal 2018, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2018 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Sabrina Simmons, Chair

Robert Lord

Grace Puma

Christiana Smith Shi

*

This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 8, 2019. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura Alber Age 50	*

Julie Whalen Age 48	• Executive Vice President, Chief Financial Officer since 2012 • Treasurer, 2011 – 2014 • Senior Vice President, Controller, 2006 – 2012 • Vice President, Controller, 2003 – 2006

Alex Bellos Age 34

•  President, West Elm Brand since 2017

•  Senior Vice President, General Manager, Rejuvenation, 2013 – 2017

•  Vice President, Strategy and Development, 2010 – 2013

•  Various Retail Operations and Finance Roles, 2008 – 2010

Marta Benson Age 56

•  President, Pottery Barn Brand since 2017

•  Executive Vice President, Pottery Barn Merchandising, 2015 – 2017

•  Senior Vice President, Business Development, 2011 – 2015

•  Chief Executive Officer, Gump’s, 2006 – 2011

Janet Hayes Age 51

•  President, Williams Sonoma Brand since 2013

•  President, Mark and Graham Brand, 2017 – 2019

•  President, Pottery Barn Kids and PBteen Brands, 2010 – 2013

•  Executive Vice President, Pottery Barn Kids and PBteen Brands, 2008 – 2010

•  Senior Vice President and General Merchandising Manager, Pottery Barn, 2007 – 2008

David King Age 50

•  Executive Vice President, General Counsel and Secretary since 2017

•  Senior Vice President, General Counsel and Secretary, 2011 – 2017

•  Vice President, Deputy General Counsel, 2010 – 2011

•  Vice President, Associate General Counsel, 2006 – 2010

•  Director, Associate General Counsel, 2004 – 2006

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 15 of this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation program, the compensation decisions we made under our program, and the reasoning underlying those decisions, with respect to our “Named Executive Officers,” who in fiscal 2018 were:

Laura Alber	Director, President and Chief Executive Officer

Julie Whalen	Executive Vice President, Chief Financial Officer

Alex Bellos	President, West Elm Brand

Marta Benson	President, Pottery Barn Brand

Janet Hayes	President, Williams Sonoma Brand

Executive Summary

Our compensation decisions begin with the objective of paying for performance. For fiscal 2018, the Compensation Committee took the following steps in support of the company’s executive pay-for-performance philosophy:

•

Continued to grant performance stock units (PSUs) as part of our equity program and revised the program to reward performance across four metrics that include revenue, earnings, return on invested capital and operating cash flow. We believe these metrics will properly incentivize and motivate our executive team to achieve these key indicators of company performance and drivers of stockholder value.

•	Set a fiscal 2018 earnings per share target under our annual bonus plan that required an increase of more than 16% over our actual earnings per share results for fiscal 2017.

•	Adopted a clawback policy for Section 16 officers that allows the Compensation Committee to recoup cash and equity awards in the event of a financial restatement.

Our compensation program is constructed to attract, motivate and retain exceptional executives in support of our primary objective to create long-term value for stockholders. Fundamentally, we believe our blend of metrics across our short-term and long-term incentive plans drives long-term stockholder value. These metrics include EPS, revenue, earnings, return on invested capital (ROIC) and operating cash flow.

Similarly, our stock ownership guidelines and time-based equity compensation align our executives’ interests directly with our stockholders’ interests and emphasize the objective of sustained growth in our stock price over the long term. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times her or his base salary in shares of our common stock. We believe this focus on long-term stock price appreciation appropriately aligns executive and stockholder interests.

Fiscal 2018 Performance Highlights

Fiscal 2018 was a year of outstanding performance for our company. Driven by strong comparable brand growth, including double-digit revenue growth in e-commerce, and strong expense management, we achieved GAAP diluted earnings per share of $4.05 and non-GAAP diluted earnings per share of $4.46, which outperformed the high end of our external guidance and represented growth of over 34% and 24%, respectively, over last year. Fiscal 2018 financial achievements included:

Continued Strong Earnings Growth

•	GAAP diluted earnings per share of $4.05, representing a 34% increase over last year.

•	Non-GAAP diluted earnings per share of $4.46, representing a 24% increase over last year. (1)

•	Net Revenue growth of 7.2% to $5.7 billion.

•	E-commerce net revenue growth of 10.9% to $3.1 billion, resulting in an all-time high of 54.3% of total company net revenues.

Strong Consolidated and Brand Revenue Growth

•	Comparable brand revenue growth of 3.7% driven by:

•	1.2% increase in comparable growth by the Pottery Barn Brand;

•	9.5% increase in comparable growth by the West Elm Brand on top of 10.2% increase in comparable growth in fiscal 2017;

•	1.7% increase in comparable growth by the Williams Sonoma Brand on top of 3.2% increase in comparable growth in fiscal 2017;

•	2.8% increase in comparable growth by the Pottery Barn Kids and PBteen Brands; and

•	Another year of double-digit, profitable revenue growth generated by Rejuvenation, Mark & Graham, and our company-owned global businesses.

Industry Leading Financial Returns to Stockholders

•	Return on Invested Capital of almost 19%, which is significantly above the industry average. (1)

•	Generation of $586 million in operating cash flow.

•	Cash returned to stockholders increased to $436 million through our stock repurchase and dividend programs, an increase of 32% over fiscal 2017.

(1)

A reconciliation of the GAAP to non-GAAP diluted earnings per share and definition of Return on Invested Capital may be found in our Form 8-K filed with the Securities and Exchange Commission on March 20, 2019.

In addition to absolute year-over-year performance, sustained company performance against our peers and retail industry is reviewed and considered when making compensation decisions and to confirm that the compensation program has been effective in incenting and linking performance with appropriate rewards.

We also consider how our performance results were achieved. Our company values guide the way we think about and approach our business, and we measure executive performance with respect to these values as we make compensation decisions. This assessment is reflected in the compensation recommendations that our Chief Executive Officer makes to the Compensation Committee with respect to the other Named Executive Officers, and the Compensation Committee’s decisions with respect to the compensation of our Chief Executive Officer.

The table below summarizes the components of our executive compensation program and strong alignment to stockholder interests.

Component	Form	Purpose	Alignment to Stockholder Interests

Base Salary	Cash	Fixed compensation to attract and retain NEOs	• Attract and retain NEOs • Market-competitive and aligned with scale, scope and complexity of role

Annual Incentives	Annual Bonus Plan	Incentivize and reward achievement of company, business-unit, and individual objectives established to drive short-term performance and stable long-term financial growth.

•  EPS performance vs. a pre-set goal funds bonus pool

•  Annual goals consistently set above prior year performance

•  Actual awards recognize business unit performance against both quantitative and qualitative goals

Long-Term Incentives	Performance-Based RSUs	Motivate achievement of 3-year performance	• Equally weighted across scorecard of metrics • Revenue – 3-year compound annual growth • EPS – 3-year compound annual growth • Operating Cash Flow – 3-year average • ROIC – 3-year average
	Time-Based RSUs	Attract and retain NEOs over 4-year vesting period	• Emphasis on stock-price performance
	Stock Ownership Guidelines	Directly aligns interest of NEOs with stockholders	• Holdings value connected to stock price growth • Ms. Alber currently holds over 12x her base salary in company stock

The chart below illustrates the year-over-year increases of our target EPS goal under our 2001 Incentive Bonus Plan, as well as the EPS level at which our annual bonus plan funded for that year. Our performance goal is consistently set higher than both the previous year’s target and actual EPS performance.

Our Values

Everything we do revolves around our mission to enhance our customers’ lives at home. We are committed to quality and service, and delivering an inspiring retail experience. Our core values include:

People First

We believe that our company has no limit and is driven by our associates and their imagination. We are committed to an environment that attracts, motivates and recognizes high performance.

Customers

We are here to please our customers – without them, nothing else matters.

Quality

We take pride in everything we do. From our people to our products, and in our relationships with business partners and our community, quality is our signature.

Stockholders

We are committed to providing a superior return to our stockholders. It’s everyone’s job.

Integrity

We do business with the highest level of integrity. Every day, in everything we do.

Corporate Responsibility

We will build sustainability into every corner of our enterprise so that our continued financial success will enhance the lives of our many stakeholders, the communities where we have a business presence and the natural environment upon which we rely.

Compensation Governance

We maintain compensation practices that are aligned with prevalent and sustainable corporate governance principles and are intended to encourage actions that are in the long-term interests of stockholders and the company and discourage actions such as excessive risk-taking and other actions contrary to the long-term interests of stockholders. Below, we highlight key elements of our compensation governance.

Compensation Practices We Follow

•	We pay for performance. With the exception of base salary and benefits, our compensation elements are incentive-based, tied to company stock performance or at risk.

•

We structure each element of compensation with a specific purpose. Our process for making compensation decisions involves a strategic review of the role and the level of each element of compensation, as well as the balance of short-term and long-term compensation opportunities.

•

We set meaningful stock ownership guidelines. Our expectations for stock ownership align executives’ interests with those of our stockholders as described in more detail in the section entitled “Executive Stock Ownership Guidelines” below.

•

We review our equity plan share usage regularly. On an annual basis, the Compensation Committee reviews and evaluates our share dilution, burn rate and overhang levels with respect to equity compensation plans and their impact on stockholder dilution. The Compensation Committee is also provided this information at each committee meeting.

•

We provide double-trigger change in control benefits. Our Management Retention Plan provides for accelerated vesting of equity awards and salary and bonus payouts after a change in control, but only if an executive is involuntarily terminated without cause or separates for good reason.

•

We consider the views of stockholders on an annual basis. We provide stockholders with an annual Say on Pay advisory vote, and the Compensation Committee reviews and takes into account the results of this vote. In fiscal 2018, the Compensation Committee made the following changes to our executive compensation program in response to comments from proxy advisory firms in fiscal 2017:

•	Maintained EPS as the metric for our annual bonus plan, but moved away from a single earnings metric in our PSU program;

•	Revised our PSU program to include four metrics—revenue, earnings, return on invested capital and operating cash flow; and

•	Adopted a clawback policy.

•	We engage an independent compensation consulting firm. The Compensation Committee’s independent consultant does not provide any other advisory or consulting services to the company.

Compensation Practices We Do Not Follow

•	We do not provide “golden parachute” excise tax gross-ups.

•	We do not allow hedging, pledging or short sales of company stock.

•	We do not pay dividends on unvested performance-based RSUs and PSUs.

•	We do not grant stock options or stock appreciation rights with exercise prices below 100% of fair market value.

•	We do not allow repricing of underwater stock options or stock appreciation rights without stockholder approval.

•	We do not provide single-trigger change in control benefits.

•	We do not provide excessive cash severance.

•	We do not provide supplemental retirement benefits to our executives.

Roles in Determining Executive Compensation

The Compensation Committee makes compensation decisions related to the compensation of the Named Executive Officers with the input and recommendations of the Chief Executive Officer (other than with respect to her own compensation). Management provides the Compensation Committee with analyses and recommendations developed internally with the Chief Executive Officer. The Compensation Committee reviews these materials with its compensation consultant and considers the consultant’s advice as part of its decision-making process, including the consultant’s advice regarding the selection of appropriate peers for inclusion in the company’s proxy peer group. With respect to the Chief Executive Officer’s base salary, the Compensation Committee makes a recommendation to the independent members of the Board of Directors, and all independent Directors determine any base salary adjustments for the Chief Executive Officer.

Role of Compensation Committee

Each year, the Compensation Committee determines appropriate business targets for the fiscal year and evaluates executives’ performance against those targets. As the Compensation Committee structures the executive compensation program, it considers the accounting and tax implications of each compensation element, as well as stockholder dilution in the case of equity awards. The Compensation Committee updates the Board of Directors regarding compensation decisions for executives and for the Chief Executive Officer, with the exception of adjustments to her base salary, which are determined by the independent members of the Board, as described above. The Compensation Committee’s role is further detailed in the Compensation Committee Charter, which is available on the company’s website at ir.williams-sonomainc.com/governance.

In making compensation decisions, the Compensation Committee reviews each executive’s past and current compensation and analyzes each of the following:

•	Each Named Executive Officer’s achievement of established financial and operating objectives for that executive’s area of responsibility;

•

The compensation opportunity for each Named Executive Officer relative to the compensation opportunity disclosed by companies in the proxy peer group for the officer’s corresponding position, for each compensation element;

•	Internal positioning among the Named Executive Officers; and

•

Whether the vesting schedule and value of outstanding long-term incentive awards are sufficient to provide an appropriate balance of short and long-term incentives, drive sustained performance and provide potential for appropriate reward.

Role of Our Chief Executive Officer and Management

The Chief Executive Officer is present at Compensation Committee meetings (except when her own compensation is being deliberated and established) and makes recommendations regarding the compensation program in general and each executive’s compensation specifically. Her recommendations are made in the context of peer group and other relevant data, and are based on a quantitative analysis and comparison of each executive’s performance against fiscal year business and strategic objectives and her qualitative evaluation of each executive’s contributions to the company’s long-term objectives. Further, she provides input on each executive’s respective responsibilities and growth potential, as well as each’s equity position and potential compensation payouts. Other members of management are also present at portions of Compensation Committee meetings to provide background information regarding the company’s business and strategic objectives.

Role of Independent Compensation Committee Consultant

F.W. Cook served as the independent executive compensation consultant for the Compensation Committee during fiscal 2018. F.W. Cook provided services only as directed by the Compensation Committee and had no other relationship with the company. The Compensation Committee reviewed its relationship with F.W. Cook and identified no conflicts of interest.

In fiscal 2018, F.W. Cook provided the Compensation Committee with publicly disclosed proxy data related to Named Executive Officer compensation. In fiscal 2018, the Compensation Committee occasionally requested that F.W. Cook attend its meetings and received from F.W. Cook an in-depth update on general and retail industry compensation trends and developments.

In addition, in fiscal 2018, the Compensation Committee asked F.W. Cook to evaluate the risk inherent in our executive and non-executive compensation programs. Their report concluded that, among other things:

•	The company’s executive compensation program is designed to encourage behaviors aligned with the long-term interests of stockholders;

•

There is appropriate balance in short-term versus long-term pay, cash versus equity, recognition of corporate versus business unit performance, financial versus non-financial goals, and use of formulas and discretion; and

•	Policies are in place to mitigate compensation risk, such as stock ownership guidelines, insider trading prohibitions and disclosure requirements, and independent Compensation Committee oversight.

After considering this evaluation, the Compensation Committee concluded that our compensation programs do not encourage executives to take on business and operating risks that are reasonably likely to have a material adverse effect on the company.

Beginning in fiscal 2019, Pay Governance LLC will serve as the independent executive compensation consultant for the Compensation Committee. Pay Governance LLC provides services only as directed by the Compensation Committee and has no other relationship with the company. The Compensation Committee has reviewed its relationship with Pay Governance LLC and has identified no conflicts of interest.

Role of Market Data

The Compensation Committee, the Chief Executive Officer and management believe that knowledge of general market practices and the specific compensation practices of our proxy peer group, listed below, is important in assessing the design and competitiveness of our compensation package. When market data is reviewed, it is considered as a reference point, rather than a fixed policy, for compensation positioning and decision-making. We do not set compensation to meet specific benchmarks or percentiles. When target total direct compensation was set at the beginning of fiscal 2018, the Compensation Committee confirmed the resulting competitive positioning was appropriate for each executive given their individual experience, complexity of role, business unit performance, and the company’s consistently strong operating performance and sustained revenue and earnings growth in recent years.

Our Proxy Peer Group

The Compensation Committee uses a peer group composed of public companies in the retail industry to review competitive compensation data for the company’s executives. The Compensation Committee evaluates this proxy peer group on an annual basis to ensure that the companies selected remain appropriate. The proxy peer group for fiscal 2018 was selected by the Compensation Committee based on the guiding criteria described below, with advice from F.W. Cook. Certain proxy peer companies may not meet all selection criteria but are included because they are direct competitors of our business, direct competitors for our executive talent, have a comparable business model, or for other reasons. The proxy peer group guiding criteria for fiscal 2018 was as follows:

1.	Company Classification in the Global Industry Classification Standard in one of the following:

•	Home Furnishing Retail;

•	Apparel Retail; or

•	Department Stores;

2.	Revenues generally between $1.5 billion and $14 billion;

3.	Market capitalization greater than $250 million and less than $40 billion;

4.	Current peer listed by a proxy advisory firm;

5.	Among the top 100 e-retailers or an operator of multiple brands; and

6.	Total stockholder return over the last one- and three-year periods.

Our Fiscal 2018 Proxy Peer Group

For fiscal 2018, the Compensation Committee reviewed the proxy peer group against our fiscal 2018 proxy peer group guiding criteria. Upon completion of its review, the Compensation Committee did not make any changes for fiscal 2018.

For fiscal 2018, our proxy peer group consisted of the following 15 companies:

American Eagle Outfitters, Inc.	Ralph Lauren, Corporation
Bed Bath & Beyond Inc.	Restoration Hardware Holdings, Inc.
Foot Locker, Inc.	Ross Stores, Inc.
The Gap, Inc.	Tapestry, Inc.
lululemon athletica inc.	Tiffany & Co.
L Brands, Inc.	Urban Outfitters, Inc.
Levi Strauss & Co	V.F. Corporation
Nordstrom, Inc.

Overview of Chief Executive Officer Compensation for Fiscal 2018

Consistent with its pay-for-performance philosophy, the Compensation Committee considers the alignment of company performance and executive officer pay in making compensation decisions, and the importance of realized and realizable pay to ensure that the design of our executive compensation programs supports this pay-for-performance philosophy. Because the amounts shown in the Summary Compensation Table each year reflect the grant date, unrealized value of the long-term incentive awards granted to our executive offers and do not show the value actually received from these awards, the Compensation Committee believes that it is also important for stockholders to consider realized and realizable pay in determining whether the company is paying for performance.

In light of the fiscal 2014 PSUs paying out at 0% and the fiscal 2015 PSUs projected to pay out at 0%, the Compensation Committee began a review of our Chief Executive Officer’s realized and projected realizable total direct pay and identified a disconnect relative to our performance versus our peer companies. Specifically, a potential misalignment between such pay and company performance versus our peer companies was identified. A study by the Compensation Committee’s independent consultant concluded that such realized and realizable pay from the compensation awarded over the latest three years ranked at the peer group median while overall company financial performance ranked at approximately the 75th percentile. Financial performance was measured based on (i) revenue, earnings per share, earnings, and net income growth over the latest available three-year period, and (ii) EBIT margin, return on invested capital, return on assets, and total stockholder return, in each case averaged over the same three-year period.

This misalignment was primarily based on overly aggressive performance targets that were established for the company’s PSU awards. As shown in the chart below, threshold goals for the fiscal 2014, 2015 and 2016 PSUs were set consistently above the median of our peer group’s prior-year earnings growth.

Due to such aggressive target setting, the PSUs awarded in both 2014 and 2015 did not vest and pay out despite strong overall financial performance during those performance periods, resulting in $12 million of unrealized target compensation for Ms. Alber.

Based on the Compensation Committee’s belief that Ms. Alber’s pay should better align to the company’s performance over the three-year period measured by the independent consultant’s study, the company’s strong financial performance over such period, and Ms. Alber’s contributions in terms of leadership, strategic development, and financial performance since assuming the role of Chief Executive Officer in 2010, the Compensation Committee concluded that an off-cycle award was warranted. In February 2018, the Committee awarded Ms. Alber 203,541 RSUs that vest in equal installments on the first and second anniversary of the grant date, with each installment subject to a net income performance requirement. In February 2019, the first installment vested after the Committee determined that the performance requirement had been met.

Including the off-cycle RSU award in 2018, the Chief Executive Officer’s realized and projected realizable total direct pay over the latest available 5-year period is now at the 74th percentile of our peer group.

In an executive session at a meeting in March 2018, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary and bonus target. The Compensation Committee recommended an increase to Ms. Alber’s base salary by 7% based on her individual performance, an assessment of market data, and her experience in her role. This was the first base salary increase for Ms. Alber since fiscal 2015, which results in an annualized rate of increase of 2.3%. The Compensation Committee also recommended an increase to Ms. Alber’s bonus target from 150% to 200% of base salary to be more competitive with the peer group for the same reasons. The bonus target for Ms. Alber had not been adjusted since she was appointed Chief Executive Officer in fiscal 2010.

With respect to the fiscal 2018 company-wide bonus pool, the company achieved performance at a funding level of 128.9% of target funding. The Compensation Committee determined the payout for Ms. Alber to be at 125% of her target bonus, in alignment with this company result.

Components of Our Compensation Program, 2018 Decisions and the Decision-Making Process

Our compensation program for our Named Executive Officers is made up of the four components listed below, which are designed to create long-term value for stockholders and to attract, motivate and retain outstanding executives.

Base Salary

In March 2018, the Compensation Committee reviewed and set the fiscal 2018 base salaries of our Named Executive Officers, based on individual performance, an analysis of each executive’s position relative to executives in our proxy peer group, other market data, each executive’s experience (as well as past, current and anticipated contributions to the company’s success), and the Chief Executive Officer’s recommendations (other than with respect to her own base salary). Following this review, the base salaries for Mr. Bellos and Ms. Benson were increased.

The following table shows the fiscal 2017 and fiscal 2018 base salaries for the Named Executive Officers.

Named Executive Officer	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary
Laura Alber	$1,400,000	$1,500,000
Julie Whalen	$800,000	$800,000
Alex Bellos	$650,000	$750,000
Marta Benson	$700,000	$750,000
Janet Hayes	$1,100,000	$1,100,000

Annual Cash Bonus

Cash bonuses are awarded to our Named Executive Officers under the 2001 Incentive Bonus Plan, or the Bonus Plan, and paid only when threshold company and business objectives are met or exceeded.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes individual bonus targets for each Named Executive Officer and threshold, target and maximum EPS goals under the Bonus Plan which determine the funding pool from which executive bonuses are paid.

In addition, the Compensation Committee sets a threshold performance goal that must be achieved, which establishes the maximum bonus payable under the Bonus Plan to each Named Executive Officer subject to the Compensation Committee’s discretion to reduce such amount. For fiscal 2018, this goal was positive net cash flow provided by operating activities as provided on the company’s consolidated statements of cash flows. This threshold goal was met in fiscal 2018, and the Compensation Committee used negative discretion to determine the actual payout to each Named Executive Officer based on achievement of the EPS goal and each individual’s performance, as described below.

Fiscal 2018 Bonus Targets

At a meeting held in March 2018, the Compensation Committee reviewed the bonus targets under the Bonus Plan for each Named Executive Officer. The Compensation Committee considered the recommendations of the Chief Executive Officer, which were informed by the following factors:

•	Each executive’s respective responsibilities;

•	The bonus targets set by our proxy peers;

•	The relationship of the bonus target to other compensation elements; and

•	Whether the established bonus targets are effective in motivating our executives to deliver strong performance.

In executive session at a meeting in March 2018, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s bonus target against our peer group and concluded that her bonus target would be increased for fiscal 2018.

The target bonuses as a percentage of base salary under the Bonus Plan remained unchanged for fiscal 2018 for our Named Executive Officers other than the Chief Executive Officer.

The target bonuses as a percentage of base salary under the Bonus Plan for fiscal 2017 and fiscal 2018 are listed below for each Named Executive Officer.

Named Executive Officer	Fiscal 2017 Target Bonus (as a Percentage of Base Salary)	Fiscal 2018 Target Bonus (as a Percentage of Base Salary)
Laura Alber	150%	200%
Julie Whalen	100%	100%
Alex Bellos	100%	100%
Marta Benson	100%	100%
Janet Hayes	100%	100%

Our Bonus Performance Goal – EPS

The pool from which company-wide bonuses are paid depends on our achievement of EPS goals established by the Compensation Committee. For fiscal 2018, the Compensation Committee set a diluted EPS target of $4.20. Actual EPS is measured under the Bonus Plan by excluding the impact of extraordinary non-recurring charges or unusual items and the effect of changes in accounting principles from GAAP EPS for fiscal 2018. The company achieved performance of $4.46, or an achievement at a funding level of 128.9% of target funding.

Individual and Business Unit Bonus Objectives

Once the bonus pool has been funded based on EPS performance under the Bonus Plan, individual performance is assessed in order to determine the payout of bonuses from the pool. The Compensation Committee believes that the achievement of individual objectives is critical to the overall success of the company and, as such, bonuses are paid, in part, to reflect individual achievement. For example, if an executive fails to fully meet some or all individual objectives, the executive’s bonus may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum amount payable to the executive based on our achievement of the threshold positive net cash flow goal described above.

The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present. In March 2019, the Compensation Committee reviewed the fiscal 2018 performance of each Named Executive Officer and considered the recommendations of the Chief Executive Officer for Named Executive Officers other than herself. For fiscal 2018, the Compensation Committee approved the bonus payments in the table below under the Bonus Plan for each Named Executive Officer, which were informed by the following factors:

•	Achievement of established financial and operating objectives for the company and each business unit; and

•

A qualitative assessment of each executive’s leadership accomplishments in the fiscal year (noting that accomplishments that increase stockholder return or that significantly impact future stockholder return are significant factors in the assessment of individual performance).

Named Executive Officer	Fiscal 2018 Bonus Amount*	Fiscal 2018 Bonus (as a Percentage of Target)
Laura Alber	$3,750,000	125%
Julie Whalen	$1,000,000	125%
Alex Bellos	$1,500,000	200%
Marta Benson	$900,000	120%
Janet Hayes	$900,000	82%

*	Reflects the Compensation Committee’s exercise of discretion to reduce the maximum amount payable to the executive under the Bonus Plan for fiscal 2018.

Long-Term Incentives

The third component of the company’s compensation program is long-term equity compensation. The Compensation Committee believes that equity compensation awards encourage our executives to work toward the company’s long-term business and strategic objectives and to maximize long-term stockholder returns. In addition, the Compensation Committee believes that equity awards incentivize executives to remain with the company. In determining the long-term incentive awards for fiscal 2018, the Compensation Committee considered relevant market data, the strong experience and individual performance of the executive team, the realizable pay relative to previously granted PSUs, and the unvested value of equity awards remaining in fiscal 2018.

In fiscal 2018, equity was granted to our Named Executive Officers in the form of PSUs and RSUs. PSUs were granted with variable payout based on achievement of three-year performance against four metrics—revenue, earnings, return on invested capital and operating cash flow. We believe these metrics will properly incentivize and motivate our executive team to achieve the key indicators of company success that will best drive stockholder value. PSUs earned are variable based on actual performance (subject to certain pre-established adjustments) relative to target with no PSUs earned for below threshold performance, 50% of target earned for threshold performance, 100% of target earned for target performance, and 200% of target earned for maximum performance and above. The Compensation Committee believes that granting equity in the form of RSUs and PSUs drives strong performance, aligns each executive’s interests with those of stockholders, and provides an important and powerful retention tool. The target number of PSUs granted to our Chief Executive Officer represented 50% of her annual equity award grants in fiscal 2018, which is in line with market practice among our peer group. Our Named Executive Officers received PSUs that represented 30% of the total number of equity awards granted to each of them.

Component	Weighting (CEO/NEOs)	Time Frame (Vesting)	Purpose	Performance Linkage
PSU	50%/30%	3-year cliff performance period and vesting	• Motivate to achieve company 3-year earnings growth plan • Align interests with stockholders • Retain talent	• Metrics, equally weighted: ○ 3-year compound revenue growth ○ 3-year compound EPS growth ○ 3-year average operating cash flow ○ 3-year average ROIC • Increase in stock price from grant date
RSU	50%/70%	4-year pro-rated vesting	• Align interests with stockholders • Retain talent	• Increase in stock price from grant date

The Compensation Committee established the three-year performance goals for the PSUs by reference to historical company performance, our fiscal 2018 budget and our three-year earnings growth plan, which were presented to and reviewed by our Board of Directors. We believe that the goals were set at challenging levels and are fully aligned with the long-term interests of our stockholders.

In determining the type and number of equity awards granted to each Named Executive Officer, the Compensation Committee considered the recommendations of the Chief Executive Officer, which were based on:

•	The executive’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to each executive;

•	The executive’s outstanding equity awards;

•	The vesting schedule of the executive’s outstanding equity awards;

•	The relative value of awards offered by peer companies to executives in comparable positions;

•	The appropriate mix between long-term incentive awards and other types of compensation, such as base salary and bonus; and

•	Additional factors, including increased responsibilities, succession planning and retention strategy.

The Compensation Committee believes that each factor influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining the long-term incentive grant for the Chief Executive Officer, the Compensation Committee took into account a number of factors, including the company’s performance and the assessment by the Compensation Committee of the Chief Executive Officer’s performance.

Annual equity grants approved by the Compensation Committee in March 2018 were as follows:

Named Executive Officer	Number of Restricted Stock Units	Number of Performance Stock Units (at Target)
Laura Alber	123,051	123,051
Julie Whalen	32,301	13,843
Alex Bellos	28,712	12,305
Marta Benson	43,068	18,457
Janet Hayes	43,068	18,457

PSUs Granted in Fiscal 2016

In fiscal 2016, the Compensation Committee granted PSUs to Ms. Alber, Ms. Hayes and Ms. Whalen. Ms. Alber received PSUs weighted at 50% of her long-term incentives, and Ms. Hayes and Ms. Whalen received PSUs weighted at 30% of each of their long-term incentives. The PSUs granted in fiscal 2016 were granted with a cumulative three-year growth target based on compound annual earnings growth. For purposes of calculating the earnings growth rate, certain unusual business events occurring after the grant date were excluded from the calculation pursuant to predetermined exclusions. As adjusted for these exclusions, our compound annual earnings growth rate was equal to 7.4% over the three-year performance period, which exceeded the target of 5.0% and resulted in the vesting of 178% of the targeted shares.

Benefits Provided to Named Executive Officers

Subject to certain limited exceptions, all of the benefits offered to our Named Executive Officers are offered broadly to our full-time associates. For example, a limited number of company executives are provided with reimbursement of financial consulting services up to $12,000 annually. The Compensation Committee believes that providing this assistance is prudent given the complexity of these executives’ compensation and financial arrangements and helps our Named Executive Officers maximize the compensation we pay to them. In addition, certain of our long-tenured employees receive benefits under a car allowance program that we no longer offer to new employees. We maintain an Executive Deferred Compensation Plan that is available to all U.S. employees at the level of Vice President and above and provides an opportunity for individual retirement savings on a tax- and cost-effective basis. We do not offer any company match to this benefit plan. We do not sponsor any additional supplemental executive retirement plans. Additionally, employees at the level of Director and above can participate in supplemental life insurance plans that offer enhanced benefits. We believe that these benefits allow our Named Executive Officers to concentrate on their responsibilities and our future success. The value of the benefits offered to each of the Named Executive Officers is detailed in the Other Annual Compensation from Summary Compensation Table on page 44.

Additional Information

Executive Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our Named Executive Officers. Executive stock ownership supports the company’s primary objective of creating long-term value for stockholders by aligning the executives’ interests directly with those of the company’s stockholders. Each executive is expected to maintain this minimum ownership while employed with us. The current guidelines for stock ownership are:

President and Chief Executive Officer:	Five times Base Salary
Other Named Executive Officers:	Two times Base Salary

The following equity holdings count toward the stock ownership guidelines: shares directly owned by the executive or his or her immediate family members; shares held in trust or any similar entity benefiting the executive or the executive’s immediate family; and shares owned through the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, unexercised stock options, and unvested restricted stock units or other full-value awards do not count towards the stock ownership guidelines listed above.

Executives covered under the ownership guidelines are required to retain at least 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable ownership guideline has been achieved. As of February 1, 2019, all of our Named Executive Officers meet or exceed the stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the applicable ownership level.

Double-Trigger Change of Control Provisions

Each of our Named Executive Officers is entitled to double-trigger change of control benefits under our 2012 EVP Level Management Retention Plan, other than our Chief Executive Officer, who is entitled to such benefits under an individual arrangement. None of our Named Executive Officers are provided with any type of “golden parachute” excise tax gross-up. We believe that our change of control arrangements are competitive compensation practices and meet the company’s objectives of:

•	Enhancing our ability to retain these key executives as such arrangements are an important component of competitive compensation programs;

•	Ensuring that our executives remain objective and fully dedicated to the company’s business and strategic objectives at a critical time; and

•	Facilitating a smooth transition should a change in control occur.

The Compensation Committee has considered the total potential cost of the change of control arrangements provided to our Named Executive Officers and has determined that such cost is reasonable and reflects the importance of the objectives described above.

Severance Protection for the Chief Executive Officer

As described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 49, we have entered into severance arrangements with Ms. Alber providing for certain severance benefits in the event of a termination of her employment. The Compensation Committee implemented these arrangements to ensure that she remains focused on the company’s business and strategic objectives rather than potential personal economic exposure under these particular circumstances. The Compensation Committee has considered the total potential cost of her severance benefits and determined them to be reasonable.

RSU and PSU Vesting Provisions Upon Retirement

Grants of RSUs, including the performance-based RSUs granted to our Named Executive Officers, include an acceleration feature that provides for full vesting upon retirement, which is defined as leaving the company at age 70 or later, with a minimum of 15 years of service. Grants of PSUs granted to our Named Executive Officers vest on a pro-rata basis subject to achievement of the applicable performance goals in the event of such a retirement. Currently, none of our Named Executive Officers are retirement eligible.

Clawback Policy Following Financial Restatement

In March 2018, our Compensation Committee adopted a clawback policy regarding recovery of past payments or awards in the event of a financial restatement. In such event, the Compensation Committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, our executive officers based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on the restated financial results.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) generally disallows the deduction of compensation paid to certain executives in excess of $1,000,000. The Compensation Committee reviews the potential impact of Section 162(m) as it constructs the compensation program and in relation to the level of each element of compensation, but reserves the right to pay non-deductible compensation where appropriate to achieve our business objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2018.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Adrian Bellamy, Chair

Anthony Greener

Frits van Paasschen

Summary Compensation Table for Fiscal 2018, Fiscal 2017 and Fiscal 2016

This table sets forth certain annual and long-term compensation earned by or granted to our Named Executive Officers. For more information on the realized pay of our Named Executive Officers, please see “Overview of Chief Executive Officer Compensation for Fiscal 2018” on page 35 and “PSUs Granted in Fiscal 2016” on page 40.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Laura Alber	2018	$1,473,077	—	$21,999,903	—	$3,750,000	$31,186	$27,254,166
Director, President	2017	$1,400,000	—	$9,999,899	—	$3,000,000	$29,433	$14,429,332
and Chief Executive	2016	$1,400,000	—	$9,999,960	—	$2,400,000	$23,419	$13,823,379
Officer

Julie Whalen	2018	$800,010	—	$2,249,982	—	$1,000,000	$28,811	$4,078,803
Executive Vice	2017	$786,545	—	$2,999,883	—	$750,000	$28,647	$4,565,075
President, Chief	2016	$750,000	—	$1,999,919	—	$700,000	$28,398	$3,478,317
Financial Officer

Alex Bellos(6)	2018	$723,077	—	$1,999,989	—	$1,500,000	$27,354	$4,250,420
President, West Elm Brand	2017	$457,596	$660,000(7)	$1,999,915	—	$750,000	$176,704	$4,044,215

Marta Benson(6)	2018	$736,539	—	$2,999,959	—	$900,000	$34,889	$4,671,387
President, Pottery Barn Brand	2017	$671,539	—	$1,499,942	—	$750,000	$33,446	$2,954,927

Janet Hayes	2018	$1,100,008	—	$2,999,959	—	$900,000	$31,362	$5,031,329
President, Williams	2017	$1,052,890	—	$4,999,895	—	$1,300,000	$30,964	$7,383,749
Sonoma Brand	2016	$925,000	—	$2,999,939	—	$1,300,000	$113,879	$5,338,818

(1)

Variances in the salary column versus annual base salary rate are a result of the timing of paychecks issued in a given fiscal year, as well as the impact of a 53-week fiscal year in fiscal 2018 as compared to 52-week fiscal years in fiscal 2017 and fiscal 2016.

(2)

Represents the grant date fair value of awards granted in fiscal 2018, fiscal 2017, and fiscal 2016, as calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units and performance stock unit awards granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(3)

The amounts in the stock awards column include the fair market value of performance stock unit awards assuming probable achievement of the performance goal at target levels resulting in the following fair market values for the performance stock unit awards: Ms. Alber – $5,999,967 (fiscal 2018), $4,999,949 (fiscal 2017) and $4,999,980 (fiscal 2016); Ms. Whalen – $674,985 (fiscal 2018), $599,955 (fiscal 2017) and $599,964 (fiscal 2016); Mr. Bellos – $599,992 (fiscal 2018) and $299,981 (fiscal 2017); Ms. Benson – $899,963 (fiscal 2018) and $299,978 (fiscal 2017); and Ms. Hayes – $899,963 (fiscal 2018), $899,987 (fiscal 2017) and $899,945 (fiscal 2016). Assuming maximum achievement of the performance goal, the fair market value of those performance stock units would be: Ms. Alber – $11,999,934 (fiscal 2018), $9,999,899 (fiscal 2017), and $9,999,960 (fiscal 2016); Ms. Whalen – $1,349,969 (fiscal 2018), $1,199,910 (fiscal 2017) and $1,199,927 (fiscal 2016); Mr. Bellos – $1,199,984 (fiscal 2018) and $599,962 (fiscal 2017); Ms. Benson – $1,799,927 (fiscal 2018) and $599,955 (fiscal 2017); and Ms. Hayes – $1,799,927 (fiscal 2018), $1,799,973 (fiscal 2017) and $1,799,891 (fiscal 2016).

(4)	Represents amounts earned under the company’s 2001 Incentive Bonus Plan for fiscal 2018, fiscal 2017, and fiscal 2016.

(5)	Details are provided in the Other Annual Compensation from Summary Compensation Table on page 44.

(6)	Mr. Bellos and Ms. Benson each became a Named Executive Officer in fiscal 2017.

(7)

Represents a special, discretionary sign-on bonus of $660,000 that was awarded to Mr. Bellos in connection with his promotion to President, West Elm Brand. The sign-on bonus is repayable ratably over a five-year period in the event Mr. Bellos leaves the company or is terminated for cause within five years from the effective date of his promotion.

Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above.

	Fiscal Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Financial Services	Dividend Equivalent Payments(3)	Total
Laura Alber	2018	$4,878	$8,308	$6,000	$12,000	—	$31,186	(4)
	2017	$3,510	$7,923	$6,000	$12,000	—	$29,433
	2016	$3,510	$7,923	$6,000	$ 5,986	—	$23,419
Julie Whalen	2018	$2,792	$8,019	$6,000	$12,000	—	$28,811
	2017	$2,743	$7,904	$6,000	$12,000	—	$28,647
	2016	$2,610	$7,788	$6,000	$12,000	—	$28,398
Alex Bellos	2018	$1,341	$9,481	—	—	$16,532	$27,354
	2017	$785	$6,635	—	—	$12,053	$176,704	(5)
Marta Benson	2018	$7,348	$7,482	—	—	$20,059	$34,889
	2017	$6,470	$7,477	—	—	$19,499	$33,446
Janet Hayes	2018	$5,382	$7,980	$6,000	$12,000	—	$31,362
	2017	$4,805	$8,159	$6,000	$12,000	—	$30,964
	2016	$3,240	$7,755	$6,000	$12,000	$84,884	$113,879

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)

Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, Named Executive Officers were eligible to participate in our 401(k) plan and received matching contributions from the company of up to $8,250 during calendar 2018, $8,100 during calendar 2017, and $7,950 during calendar 2016. Matching amounts above this maximum are due to differences between calendar and fiscal year contributions.

(3)

Amounts only include dividend equivalent payments for any outstanding equity award not disclosed at the time of grant in the executive compensation tables of a prior proxy statement. Excludes the following dividend equivalent payments, which were previously factored into the grant date fair value for such disclosed equity award: Ms. Alber – $240,970 (fiscal 2018), $306,346 (fiscal 2017), and $573,509 (fiscal 2016); Ms. Whalen – $94,050 (fiscal 2018), $78,964 (fiscal 2017), and $180,601 (fiscal 2016); Mr. Bellos – $13,602 (fiscal 2018), Ms. Benson – $8,880 (fiscal 2018) and Ms. Hayes – $143,777 (fiscal 2018), $109,365 (fiscal 2017) and $63,486 (fiscal 2016).

(4)	Does not include incremental cost of one-time personal use by Ms. Alber of the company airplane because she fully reimbursed the company for such cost.

(5)

Includes the following for Mr. Bellos: $87,830 in home sale and purchase assistance, $53,655 in moving and relocation expenses and a $15,746 tax restoration payment, in each case paid pursuant to the company’s relocation policy in connection with his promotion to President, West Elm Brand in June 2017, which required that Mr. Bellos relocate from Portland, Oregon to Brooklyn, New York.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2018.

	Grant Date	Compensation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Laura Alber	—	—		—	$3,000,000	$10,000,000	—	—	—	—	—
	2/6/2018	2/6/2018	(4)	—	—	—	—	—	—	203,541	$9,999,969
	4/18/2018	3/21/2018	(4)	—	—	—	—	—	—	123,051	$5,999,967
	4/18/2018	3/21/2018	(5)	—	—	—	61,525	123,051	246,102	—	$5,999,967
Julie Whalen	—	—		—	$800,000	$10,000,000	—	—	—	—	—
	4/18/2018	3/21/2018	(4)	—	—	—	—	—	—	32,301	$1,574,997
	4/18/2018	3/21/2018	(5)	—	—	—	6,921	13,843	27,686	—	$674,985
Alex Bellos	—	—		—	$750,000	$10,000,000	—	—	—	—	—
	4/18/2018	3/21/2018	(4)	—	—	—	—	—	—	28,712	$1,399,997
	4/18/2018	3/21/2018	(5)	—	—	—	6,152	12,305	24,610	—	$599,992
Marta Benson	—	—		—	$750,000	$10,000,000	—	—	—	—	—
	4/18/2018	3/21/2018	(4)	—	—	—	—	—	—	43,068	$2,099,996
	4/18/2018	3/21/2018	(5)	—	—	—	9,228	18,457	36,914	—	$899,963
Janet Hayes	—	—		—	$1,100,000	$10,000,000	—	—	—	—	—
	4/18/2018	3/21/2018	(4)	—	—	—	—	—	—	43,068	$2,099,996
	4/18/2018	3/21/2018	(5)	—	—	—	9,228	18,457	36,914	—	$899,963

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)

The Compensation Committee established a threshold performance goal that needed to be satisfied in order for payments under our stockholder-approved 2001 Incentive Bonus Plan to be earned. For fiscal 2018, the Compensation Committee established the threshold performance goal for the 2001 Incentive Bonus Plan as positive net cash flow provided by operating activities as set forth in the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum shown in the table above; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is met at target. For fiscal 2018, the Compensation Committee set the secondary performance goal as an earnings per share target of $4.20 (excluding extraordinary non-recurring charges, and including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the section entitled “Components of our Compensation Program, 2018 Decisions and the Decision Making Process—Annual Cash Bonus” in the Compensation Discussion and Analysis beginning on page 28, the 2001 Incentive Bonus Plan’s threshold performance goal was achieved and the secondary performance goal was achieved between target and maximum levels, and the Compensation Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the Named Executive Officers under the 2001 Incentive Bonus Plan below the maximum potential payment shown in the table above.

(3)

Represents the grant date fair value of restricted stock unit and performance stock unit awards granted in fiscal 2018, as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units and performance stock units granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(4)

Grants of restricted stock units. See the section entitled “Components of our Compensation Program, 2018 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 28 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 46 for more information regarding these grants.

(5)

Grants of performance stock units. See the section entitled “Components of our Compensation Program, 2018 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 28 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 46 for more information regarding these grants. The number of performance stock units granted appears in the “Target” column.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our Named Executive Officers on February 3, 2019.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Laura Alber	123,051	(2)	$6,644,754	—		—
	—		—	123,051	(3)	$6,644,754
	203,541	(4)	$10,991,214	—		—
	69,380	(5)	$3,746,520	—		—
	—		—	92,506	(6)	$4,995,324
	41,044	(7)	$2,216,376	—		—
	146,116	(8)	$7,890,264	—		—
	16,338	(9)	$882,252	—		—
Julie Whalen	32,301	(2)	$1,744,254	—		—
	—		—	13,843	(3)	$747,522
	9,251	(10)	$499,554	—		—
	19,426	(5)	$1,049,004	—		—
	—		—	11,100	(6)	$599,400
	11,492	(7)	$620,568	—		—
	17,533	(8)	$946,782	—		—
	4,117	(9)	$222,318	—		—
Alex Bellos	28,712	(2)	$1,550,448	—		—
	—		—	12,305	(3)	$664,470
	18,568	(11)	$1,002,672	—		—
	6,938	(5)	$374,652	—		—
	—		—	6,189	(12)	$334,206
	5,071	(13)	$273,834	—		—
	2,463	(7)	$133,002	—		—
	654	(9)	$35,316	—		—
Marta Benson	43,068	(2)	$2,325,672	—		—
	—		—	18,457	(3)	$996,678
	16,651	(5)	$899,154	—		—
	—		—	5,550	(6)	$299,700
	3,284	(7)	$177,336	—		—
	1,266	(14)	$68,364	—		—
	915	(9)	$49,410	—		—
Janet Hayes	43,068	(2)	$2,325,672	—		—
	—		—	18,457	(3)	$996,678
	18,501	(10)	$999,054	—		—
	29,139	(5)	$1,573,506	—		—
	—		—	16,651	(6)	$899,154
	17,239	(7)	$930,906	—		—
	26,299	(8)	$1,420,146	—		—
	5,947	(9)	$321,138	—		—

(1)	Based on a stock price of $54.00, the closing price of our common stock on February 1, 2019, the last business day of fiscal 2018.

(2)

Represents restricted stock units granted on April 18, 2018. The restricted stock units vest as follows: (i) 25% of the units vest on April 18, 2019; (ii) 25% of the units vest on April 18, 2020; (iii) 25% of the units vest on April 18, 2021; and (iv) 25% of the units vest on April 18, 2022, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)

Represents performance stock units granted on April 18, 2018. The performance stock units vest on April 18, 2021, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)

Represents restricted stock units granted on February 6, 2018. The restricted stock units vest as follows: (i) 50% of the units vest on February 6, 2019; and (ii) 50% of the units vest on February 6, 2020, each subject to continued service and a performance criterion of positive net income during the prior fiscal year with respect to each vesting date, which has been met with respect to the first vesting date. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)

Represents restricted stock units granted on May 1, 2017. The restricted stock units vest as follows: (i) 25% of the units vest on May 1, 2018; (ii) 25% of the units vest on May 1, 2019; (iii) 25% of the units vest on May 1, 2020; and (iv) 25% of the units vest on May 1, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(6)

Represents performance stock units granted on May 1, 2017. The performance stock units vest on May 1, 2020, subject to continued service and achievement of a performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(7)

Represents restricted stock units granted on April 18, 2016. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2017; (ii) 25% of the units vested on April 18, 2018; (iii) 25% of the units vest on April 18, 2019; and (iv) 25% of the units vest on April 18, 2020, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2016 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(8)

Represents performance stock units granted on April 18, 2016. The performance stock units vested on April 18, 2019 because the continued service requirement was met and the performance criterion was achieved, resulting in payout of 178% of target. See the section entitled “Components of our Compensation Program, 2018 Decisions and the Decision Making Process—PSUs Granted in Fiscal 2016” in the Compensation Discussion and Analysis beginning on page 28 for more information regarding the achievement of the performance criterion. In addition, upon vesting, the executive received a cash payment equal to dividends declared between the grant date and the vesting date.

(9)

Represents restricted stock units granted on April 20, 2015. The restricted stock units vest as follows: (i) 25% of the units vested on April 20, 2016; (ii) 25% of the units vested on April 20, 2017; (iii) 25% of the units vested on April 20, 2018; and (iv) 25% of the units vest on April 20, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2015 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(10)

Represents restricted stock units granted on May 1, 2017. The restricted stock units vest as follows: (i) 50% of the units vested on May 1, 2018; and (ii) 50% of the units vest on May 1, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(11)

Represents restricted stock units granted on June 5, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on June 5, 2018; (ii) 25% of the units vest on June 5, 2019; (iii) 25% of the units vest on June 5, 2020; and (iv) 25% of the units vest on June 5, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met.

(12)

Represents performance stock units granted on June 5, 2017. The performance stock units vest on May 1, 2020, subject to continued service and achievement of a performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(13)

Represents restricted stock units granted on January 6, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on January 6, 2018; (ii) 25% of the units vested on January 6, 2019; (iii) 25% of the units vest on January 6, 2020; and (iv) 25% of the units vest on January 6, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(14)

Represents restricted stock units granted on May 28, 2015. The restricted stock units vest as follows: (i) 25% of the units vested on May 28, 2016; (ii) 25% of the units vested on May 28, 2017; (iii) 25% of the units vested on May 28, 2018; and (iv) 25% of the units vest on May 28, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2015 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards held by our Named Executive Officers during fiscal 2018.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laura Alber	—	—	71,972	$3,498,003
Julie Whalen	8,465	$122,319	31,342	$1,516,448
Alex Bellos	—	—	13,220	$708,308
Marta Benson	—	—	10,290	$502,566
Janet Hayes	—	—	50,771	$2,453,220

(1)

The value realized upon exercise is calculated as the difference between the closing price of our stock on the day prior to the exercise date and the applicable exercise price of the option awards, multiplied by the number of shares exercised.

(2)	The value realized upon vesting is calculated as the closing price of our stock on the day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our Named Executive Officers received any pension benefits during fiscal 2018.

Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation to our named executive officers during fiscal 2018:

	Executive Contributions in Fiscal 2018 ($)		Registrant Contributions in Fiscal 2018 ($)	Aggregate Earnings (Loss) in Fiscal 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at February 3, 2019 ($)
Laura Alber	—		—	—	—	—
Julie Whalen	—		—	—	—	—
Alex Bellos	—		—	—	—	—
Marta Benson(1)	$517,154	(2)	—	$17,180	—	$845,466	(3)
Janet Hayes	—		—	—	—	—

(1)

Reflects amounts deferred under the Executive Deferred Compensation Plan. Participation in the plan is limited to a group of select management and highly compensated employees. In fiscal 2018, participants were able to defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are not put aside in trust or any other funding vehicle, and the obligations of the company to pay are an unsecured promise to pay in the future. Although no investments are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier or later date. A choice of quarterly installments over 5, 10, 15 or 20 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $15,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

(2)	These amounts represent executive contributions attributable to fiscal 2018, and are included in the Summary Compensation Table for fiscal 2018 in the salary and bonus columns.

(3)	A portion of this amount was previously reported in the Summary Compensation Table in the Proxy Statement for the 2018 Annual Meeting of Stockholders in the amount of $435,439.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Management Retention Agreement

We entered into an amended and restated management retention agreement with Laura Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the EVP Retention Plan, as described below.

Management Retention Plan

Effective March 27, 2019, we amended and restated the 2012 EVP Level Management Retention Plan, or the EVP Retention Plan. The EVP Retention Plan restates substantially all of the material terms of the prior 2012 EVP Level Management Retention Plan. Each of Ms. Whalen, Mr. Bellos, Ms. Benson and Ms. Hayes are subject to the EVP Retention Plan. The EVP Retention Plan will remain in effect through March 26, 2022, unless earlier terminated by the company in accordance with the plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits (such provision, a “better after-tax” provision).

For purposes of the EVP Retention Plan, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the EVP Retention Plan, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the EVP Retention Plan, “good reason” means, without the executive’s consent, (i) a material reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority, duties or responsibilities, (iii) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (iv) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason, the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence, and the company must be provided with at least 30 days from the receipt of the notice to remedy the condition.

Amended and Restated Employment Agreement with Laura Alber

We entered into an amended and restated employment agreement with Laura Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s then current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or if her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months, and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance-based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of February 3, 2019 if her employment had been terminated in various situations, without taking into account the “better after-tax” provision or applicable taxes.

Compensation and Benefits	Termination Without Cause or for Good Reason (No Change-of-Control)	Termination Without Cause or for Good Reason (Change-of- Control)	Death/Disability
Base Salary(1)	$3,000,000	$3,000,000	$3,000,000(2)
Bonus Payment(3)	$5,333,333	$5,333,333	$5,333,333(2)
Equity Awards(4)(5)	$37,516,446(6)	$40,553,946(7)	$37,516,446(6)
Health Care Benefits(8)	$54,000	$36,000	$54,000

(1)	Represents 200%, or 24 months, of Ms. Alber’s base salary as of February 3, 2019.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to February 3, 2019.

(4)	Value is based on a stock price of $54.00, the closing price of our common stock on February 1, 2019, the last business day of fiscal 2018.

(5)	For illustrative purposes only, performance stock units are estimated at target.

(6)	Represents the sum of (i) $23,104,818 for acceleration of vesting of 427,867 restricted stock units and (ii) $14,411,628 for acceleration of vesting of 266,882 performance stock units.

(7)	Represents the sum of (i) $24,481,116 for acceleration of vesting of 453,354 restricted stock units and (ii) $16,072,830 for acceleration of vesting of 297,645 performance stock units.

(8)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

All Other Named Executive Officers

Except as described above in connection with a termination following a change of control of the company, the other Named Executive Officers are generally not entitled to severance benefits in connection with their termination for good reason or involuntary termination. The following table describes the payments and/or benefits which would have been owed by us to the Named Executive Officers as of February 3, 2019 under the EVP Retention Plan if within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason, without taking into account the “better after-tax” provision or applicable taxes.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)		Health Care Benefits(4)
Julie Whalen	$1,600,000	$1,400,000	$6,014,520	(5)	$36,000
Alex Bellos.	$1,500,000	$816,667	$4,368,600	(6)	$36,000
Marta Benson.	$1,500,000	$950,000	$4,816,314	(7)	$36,000
Janet Hayes	$2,200,000	$2,266,667	$8,843,958	(8)	$36,000

(1)	Represents 200% of each Named Executive Officer’s base salary as of February 3, 2019.

(2)	Represents 200% of the average annual bonus received by each Named Executive Officer in the 36-month period prior to February 3, 2019.

(3)	Value is based on a stock price of $54.00, the closing price of our common stock on February 1, 2019, the last business day of fiscal 2018.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)	Represents the sum of (i) $4,135,698 for acceleration of vesting of 76,587 restricted stock units and (ii) $1,878,822 for acceleration of vesting of 34,793 performance stock units.

(6)	Represents the sum of (i) $3,369,924 for acceleration of vesting of 62,406 restricted stock units and (ii) $998,676 for acceleration of vesting of 18,494 performance stock units.

(7)	Represents the sum of (i) $3,519,936 for acceleration of vesting of 65,184 restricted stock units and (ii) $1,296,378 for acceleration of vesting of 24,007 performance stock units.

(8)	Represents the sum of (i) $6,150,276 for acceleration of vesting of 113,894 restricted stock units and (ii) $2,693,682 for acceleration of vesting of 49,883 performance stock units.

Acceleration Provisions Under Equity Award Agreements and 2001 LTIP

Restricted stock units and performance stock units were granted to our Named Executive Officers in each of fiscal 2018, fiscal 2017 and fiscal 2016. Pursuant to our equity award agreements, our Named Executive Officers are eligible for pro-rata accelerated vesting of their equity awards in the event of a Named Executive Officer’s death, “disability,” or “retirement,” subject to the achievement of performance goals in the case of performance stock units. The performance stock units also provide that upon a “change in control,” the performance goals shall be deemed satisfied at target and, for purposes of any severance and corporate transaction vesting provisions, the performance stock units will generally be treated in the same manner as a time-based restricted stock unit award covering the number of shares based on such deemed target performance.

For purposes of the equity awards, “disability” means the occurrence of any of the following events: (i) the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months; (ii) the executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the company’s accident and health plan covering the company’s employees; or (iii) the executive has been determined to be totally disabled by the Social Security Administration.

For purposes of the equity awards, “retirement” means the executive’s termination of employment for a reason other than “cause,” “disability,” or death subsequent to the executive having attained age 70 and having been employed by the company for at least 15 years. Currently, none of the Named Executive Officers satisfy the requirements for “retirement.”

For purposes of the equity awards, “cause” means: (i) embezzlement, theft or misappropriation by the executive of any property of any of the company; (ii) the executive’s breach of any fiduciary duty to the company; (iii) the executive’s failure or refusal to comply with laws or regulations applicable to the company and their businesses or the policies of the company governing the conduct of its employees or directors; (iv) the executive’s gross incompetence in the performance of their job duties; (v) the executive’s commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the executive’s failure to perform duties consistent with a commercially reasonable standard of care; (vii) the executive’s failure or refusal to perform job duties or to perform specific directives of the executive’s supervisor or designee, or the senior officers or the Board; or (viii) any gross negligence or willful misconduct by the executive resulting in loss to the company or damage to the reputation of the company.

For purposes of the equity awards, “change in control” generally has the same meaning as “change in control” under the EVP Retention Plan or in the Named Executive Officer’s employment agreement, as applicable.

In addition, our 2001 Long-Term Incentive Plan provides that, in the event of a merger or sale of all or substantially all of the assets of the company, a liquidation or dissolution of the company or a corporate reorganization of the company, equity awards held by all plan participants (including our Named Executive Officers) will vest in full immediately prior to such transaction to the extent they are terminated at the time of such transaction without provision to the holder of an equivalent substitute award. The following table describes the benefits which would have been paid to our Named Executive Officers under these provisions had they been fully triggered on February 3, 2019. None of our Named Executive Officers were eligible to retire on February 3, 2019.

Name	Death/Disability (1)(2)	Award Termination (No Substitute Award) (1)(2)
Laura Alber	$23,004,756(3)(4)	$40,553,946(9)
Julie Whalen	$3,511,350(5)	$6,014,520(10)
Alex Bellos	$2,067,660(6)	$4,368,600(11)
Marta Benson	$2,151,522(7)	$4,816,314(12)
Janet Hayes	$5,329,368(8)	$8,843,958(13)

(1)	Value is based on a stock price of $54.00, the closing price of our common stock on February 1, 2019, the last business day of fiscal 2018.

(2)	For illustrative purposes only, performance stock units are estimated at target.

(3)	Under her employment agreement, Ms. Alber may be entitled to greater acceleration in the event of her death or disability, as described above in the table on page 52.

(4)	Represents the sum of (i) $14,781,636 for acceleration of vesting of 273,734 restricted stock units and (ii) $8,223,120 for acceleration of vesting of 152,280 performance stock units.

(5)	Represents the sum of (i) $2,487,294 for acceleration of vesting of 46,061 restricted stock units and (ii) $1,024,056 for acceleration of vesting of 18,964 performance stock units.

(6)	Represents the sum of (i) $1,714,824 for acceleration of vesting of 31,756 restricted stock units and (ii) $352,836 for acceleration of vesting of 6,534 performance stock units.

(7)	Represents the sum of (i) $1,727,568 for acceleration of vesting of 31,992 restricted stock units and (ii) $423,954 for acceleration of vesting of 7,851 performance stock units.

(8)	Represents the sum of (i) $3,824,388 for acceleration of vesting of 70,822 restricted stock units and (ii) $1,504,980 for acceleration of vesting of 27,870 performance stock units.

(9)	Represents the sum of (i) $24,481,116 for acceleration of vesting of 453,354 restricted stock units and (ii) $16,072,830 for acceleration of vesting of 297,645 performance stock units.

(10)	Represents the sum of (i) $4,135,698 for acceleration of vesting of 76,587 restricted stock units and (ii) $1,878,822 for acceleration of vesting of 34,793 performance stock units.

(11)	Represents the sum of (i) $3,369,924 for acceleration of vesting of 62,406 restricted stock units and (ii) $998,676 for acceleration of vesting of 18,494 performance stock units.

(12)	Represents the sum of (i) $3,519,936 for acceleration of vesting of 65,184 restricted stock units and (ii) $1,296,378 for acceleration of vesting of 24,007 performance stock units.

(13)	Represents the sum of (i) $6,150,276 for acceleration of vesting of 113,894 restricted stock units and (ii) $2,693,682 for acceleration of vesting of 49,883 performance stock units.

CEO Pay Ratio

The annual total compensation of Laura Alber, our Chief Executive Officer, was $27,254,166 in fiscal 2018, as reflected in the Summary Compensation Table above. Based on reasonable estimates, the median annual total compensation of all employees of the company and its subsidiaries, excluding our Chief Executive Officer, was $11,137 for fiscal 2018. Accordingly, for fiscal 2018, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all of our other employees was 2,447 to 1. Our median employee for fiscal 2018 was a Retail Stock Associate located in Tennessee, who was part-time in fiscal 2018. In preparation for and during our holiday selling season in the fourth quarter of our fiscal year, we hire a substantial number of temporary and seasonal employees, primarily in our retail stores, customer care centers and distribution facilities, who are included in the determination of the median employee. If we exclude permanent part-time, temporary and seasonal employees from our pay ratio calculation, the median annual total compensation of the remaining employees increases to $39,817, which would result in a ratio of 684 to 1.

We identified a new median employee for fiscal 2018 based on all taxable wages earned in fiscal 2018 by each individual who was employed by the company on January 28, 2019. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable exchange rate.

Incentive Award Committee

Pursuant to its charter and the 2001 Long-Term Incentive Plan, the Compensation Committee may delegate the authority to make non-executive officer grants to two or more directors, one or more officers of the company, or otherwise in any manner permitted under applicable law. The Compensation Committee does not delegate any of its authority with respect to grants to executive officers and non-employee directors of the company. The Compensation Committee delegated to Adrian Bellamy, the Chair of the Compensation Committee, and Laura Alber the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grants.

The Compensation Committee also appointed an Incentive Award Committee consisting of Laura Alber and Julie Whalen for fiscal 2018. The Compensation Committee delegated to the Incentive Award Committee the authority to grant equity awards under the company’s 2001 Long-Term Incentive Plan within certain prescribed limits to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have policies in our Code of Business Conduct and Ethics that provide that employees must not engage in any transaction when an employee may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2018 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% stockholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 8, 2019 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director;

•	the Named Executive Officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings.

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total		Percent of Class(2)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	8,762,213	(3)	—	8,762,213	(3)	11.2%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	7,483,446	(4)	—	7,483,446	(4)	9.5%

BlackRock Inc. 55 East 52nd Street New York, NY 10055	—	7,373,820	(5)	—	7,373,820	(5)	9.4%

FMR LLC 245 Summer Street Boston, MA 02210	—	6,115,916	(6)	—	6,115,916	(6)	7.8%

Aristotle Capital Management, LLC 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025	—	5,027,952	(7)	—	5,027,952	(7)	6.4%

Blackhill Capital, Inc. 161 Madison Avenue Morristown, NJ 07960	—	4,049,526	(8)	—	4,049,526	(8)	5.2%

Laura Alber	Director, Chief Executive Officer and President	341,696	(9)	236,865	578,561		*

Julie Whalen	Executive Vice President, Chief Financial Officer	32,473	(10)	51,197	83,670		*

Alex Bellos	President, West Elm Brand	4,783		17,565	22,348		*

Marta Benson	President, Pottery Barn Brand	10,476		20,140	30,616		*

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total	Percent of Class(2)
Janet Hayes	President, Williams Sonoma Brand	44,889		79,846	124,735	*

Adrian Bellamy	Director	58,266		6,900	65,166	*

Scott Dahnke	Director	10,000		418	10,418	*

Anthony Greener	Director	33,218		3,015	36,233	*

Robert Lord	Director	1,987		3,015	5,002	*

Anne Mulcahy	Director	—		1,716	1,716	*

Grace Puma	Director	3,172		3,015	6,187	*

Christiana Smith Shi	Director	3,265		3,166	6,431	*

Sabrina Simmons	Director	9,184		3,481	12,665	*

Frits van Paasschen	Director	3,172		3,015	6,187	*

All current executive officers and directors as a group (15 persons)	—	574,380	(11)	456,273	1,030,653	1.3%

*	Less than 1%.

(1)	Reflects exercisable restricted stock units vesting within 60 days of April 8, 2019 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)	Assumes settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 78,508,602 shares outstanding as of April 8, 2019.

(3)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company, with the Securities and Exchange Commission on February 13, 2019. Capital Research Global Investors has sole voting power with respect to 8,762,213 shares and sole dispositive power with respect to 8,762,213 shares.

(4)

The information above and in this footnote is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 11, 2019. The Vanguard Group, Inc. has sole voting power with respect to 40,175 shares, shared voting power with respect to 10,338 shares, sole dispositive power with respect to 7,441,246 shares and shared dispositive power with respect to 42,200 shares.

(5)

The information above and in this footnote is based on information taken from the Schedule 13G of BlackRock Inc. filed with the Securities and Exchange Commission on February 6, 2019. BlackRock Inc. has sole voting power with respect to 7,030,796 shares and sole dispositive power with respect to 7,373,820 shares.

(6)

The information above and in this footnote is based on information taken from the Schedule 13G filed by FMR LLC and Abigail P. Johnson, a Director and the Chairman and the Chief Executive Officer of FMR LLC, with the Securities and Exchange Commission on February 13, 2019. FMR LLC has sole voting power with respect to 774,383 shares, shared voting power with respect to 10,338 shares, and sole dispositive power with respect to 6,115,916 shares. Ms. Johnson has sole voting power and sole dispositive power with respect to 6,115,916 shares.

(7)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Aristotle Capital Management, LLC with the Securities and Exchange Commission on February 4, 2019. Aristotle Capital Management, LLC has sole voting power with respect to 1,820,706 shares and sole dispositive power with respect to 5,027,952 shares.

(8)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Blackhill Capital, Inc. with the Securities and Exchange Commission on February 14, 2019. Blackhill Capital, Inc. has sole voting power with respect to 4,049,526 shares and sole dispositive power with respect to 4,049,526 shares.

(9)	Includes 14,860 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 8, 2019.

(10)	Includes 1,044 shares held by Ms. Whalen in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 8, 2019.

(11)	Includes 16,144 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 8, 2019.

STOCKHOLDER PROPOSALS

Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 21, 2019 in order to be included in our Proxy Statement for the 2020 Annual Meeting.

In order to submit a proposal to be raised at the 2020 Annual Meeting that will not be included in our Proxy Statement for the 2020 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to June 5, 2020, the anniversary of our 2019 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between February 6, 2020 and March 7, 2020 in order to be raised at our 2020 Annual Meeting.

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2020 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2020 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2020 Annual Meeting must be delivered not later than the 90th day prior to the 2020 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and described under the section “Corporate Governance—Board Committees—Nominations and Corporate Governance Committee” about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements of three percent (3%) or more of our common stock for at least three years who wishes to nominate a candidate or candidates for election in connection with our 2020 Annual Meeting and require us to include such nominees in our Proxy Statement and form of proxy for our 2020 Annual Meeting must submit a notice to our Secretary at our principal executive offices no later than December 21, 2019 and no earlier than November 21, 2019 (i.e., no later than the 120th day and no earlier than the 150th day before the one-year anniversary of the date on which we first mailed our proxy materials for our 2019 Annual Meeting). If the date of the 2020 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2019 Annual Meeting (the “Other Meeting Date”), the notice must be received at our principal executive offices not later than the close of business on the later of the 90th day prior to such Other Meeting Date or the 10th day following the date on which public announcement of the date of such meeting is first made by the us.

If we receive notice of a matter to come before the 2020 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2018 as filed with the SEC, are available at our website at ir.williams-sonomainc.com/financial-reports-page and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 19, 2019

WILLIAMS-SONOMA, INC.
EQ Shareowner Services
P.O. Box 64945, St. Paul, MN 55164-0945
Address Change? Mark Box, sign, and Indicate changes below: ☐	TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” item 2,

“FOR” item 3, and “FOR” item 4.

1.	Election of Directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	Laura Alber	☐	☐	☐	06	Grace Puma	☐	☐	☐

	02	Adrian Bellamy	☐	☐	☐	07	Christiana Smith Shi	☐	☐	☐

Please fold here – Do not separate

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

03	Scott Dahnke	☐	☐	☐	08	Sabrina Simmons	☐	☐	☐

04	Robert Lord	☐	☐	☐	09	Frits van Paasschen	☐	☐	☐

05	Anne Mulcahy	☐	☐	☐

2.	An advisory vote to approve executive compensation	☐	For	☐	Against	☐	Abstain

3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2020	☐	For	☐	Against	☐	Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 5, 2019

9:00 a.m. (Pacific Daylight Time)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura Alber and Julie Whalen, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 8, 2019, at the 2019 Annual Meeting of Stockholders of the Company, to be held on Wednesday, June 5, 2019, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, and “FOR” Proposal 3.

(Please date and sign on reverse side.)

Vote by internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on June 4, 2019.	1-866-883-3382 Use a telephone to vote your proxy until 12:00 p.m. (PDT) on June 4, 2019.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.